SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2002

Compass Bancshares, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Commission file number : 0-6032

Delaware	63-0593897

(State of Incorporation)	(I.R.S. Employer Identification No.)

15 South 20th Street
Birmingham, Alabama 35233

(Address of Principal Executive Offices)

(205) 297-3000

(Registrant’s telephone number, including area code)

FORM 8-K
ITEM 4 – Changes to Registrant’s Certifying Accountant
ITEM 7 – Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX.16--Letter from Arthur Anderson to the SEC
EX.99--Press Release

ITEM 4 – Changes to Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of Compass Bancshares, Inc. (“Compass” or “the Corporation”) annually considers and recommends to the Board the selection of Compass’ independent public accountants. As recommended by Compass’ Audit Committee, Compass’ Board of Directors on March 28, 2002 decided not to renew the engagement of its independent public accountants, Arthur Andersen LLP (“Andersen”), and selected PricewaterhouseCoopers LLP to serve as Compass’ independent public accountants for 2002.

During Compass’ two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 28, 2002, there were no disagreements between Compass and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with their reports. Andersen’s reports on the Corporation’s consolidated financial statements for each of the years ended 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Compass provided Andersen with a copy of the foregoing disclosure. Attached as Exhibit 16 is a copy of Andersen’s letter, dated March 29, 2002, stating its agreement with these statements.

Andersen’s report on Compass’ consolidated financial statements for the year ended 2001, dated January 15, 2002, was issued on an unqualified basis in conjunction with the filing of Compass’ Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 11, 2002.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within Compass’ two most recent fiscal years and subsequent interim period through March 28, 2002.

During Compass’ two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 28, 2002, the Corporation did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7 – Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

Number	Exhibit

16	Letter dated March 29, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant

99	Press Release dated March 28, 2002

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BANCSHARES, INC.

Date: April 4, 2002	By	/s/ Garrett R. Hegel Garrett R. Hegel Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

16	Letter dated March 29, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant

99	Press Release dated March 28, 2002